Exhibit 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT, dated as of March 12, 2019, to the Fourth Amended and Restated Loan and Security Agreement, dated as of October 1, 2015, among HWC Wire & Cable Company (“Borrower Agent”), PFI, LLC (as successor by merger to Vertex Corporate Holdings, Inc. and Vertex-PFI, Inc.) (“PFI, LLC” and together with Borrower Agent, individually a “Borrower” and collectively “Borrowers”), Houston Wire & Cable Company (“Guarantor”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”), as agent for said Lenders (Bank of America, in such capacity, “Agent”). Said Fourth Amended and Restated Loan and Security Agreement, as amended by that certain First Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of October 3, 2016, as hereby amended and modified by this Second Amendment to Fourth Amended and Restated Loan and Security Agreement and as may be further amended and modified from time to time, is hereinafter referred to as the “Loan Agreement.” The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrowers desire to make certain amendments and modifications to the Loan Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.                  Amended and Additional Definitions. The definitions of “Accounts Formula Amount”, “Applicable Margin”, “Borrowing Base”, “Inventory Formula Amount”, “Revolver Termination Date”, “Second Amendment”, and “Second Amendment Effective Date”, are hereby amended or inserted into Section 1.1 of the Loan Agreement in appropriate alphabetical order, as the case may be.

Accounts Formula Amount: the sum of (x) 85% of the Value of Eligible Accounts, plus (y) 85% of the Value of Eligible Foreign Accounts, provided that the aggregate Value of Eligible Foreign Accounts shall not exceed $1,500,000.

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by average Availability for the most recently ended Fiscal Quarter:

Level	Availability	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> $40,000,000	0.00%	1.00%
II	< $40,000,000, but > $25,000,000	0.00%	1.25%
III	< $25,000,000	0.00%	1.50%

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the L/C Reserve; or (b) sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Inventory Formula Amount: the sum of (x) the lesser of (i) 70% of the Value of Eligible Inventory or (ii) 90% of the NOLV Percentage of the Value of Eligible Inventory, plus (y) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory or (ii) 90% of the NOLV Percentage of the Value of Eligible In-Transit Inventory.

Revolver Termination Date: March 12, 2024.

Second Amendment: that certain Second Amendment to Fourth Amended and Restated Loan and Security Agreement dated as of March 12, 2019 by and among the Agent, Lenders and Borrowers and consented to by Guarantor.

Second Amendment Effective Date: as defined in Section 7 of the Second Amendment.

2.                  Deleted Definitions. The definitions of “FILO Account Percentage”, “FILO Amount”, “FILO Applicable Manager”, “FILO Applicable Margin”, “FILO Borrowing Base”, “FILO Inventory Percentage”, “FILO Loans”, “Modified Availability”, “Vertex Eligible Accounts”, “Vertex Eligible Foreign Accounts”, “Vertex Eligible Inventory”, “Vertex Entities”, “Vertex Field Exam Completion Date”, and “Vertex Inventory Field Exam and Appraisal Completion Date” are hereby deleted from Section 1.1 of the Loan Agreement.

3.                  Accounting Standard for Capital Leases. The following provision is hereby added to the end of Section 1.2 of the Loan Agreement:

“Notwithstanding the foregoing, all obligations of Borrowers that are or would have been treated as operating leases as determined in accordance with GAAP immediately prior to the issuance of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board shall not be treated as capital leases hereunder due to such issuance, whether or not such obligations were in effect as of the date such update was issued and regardless of whether GAAP requires such obligations to be treated as capitalized lease obligations in the financial statements.”

4.                  Removal of FILO Loans. Section 2.1.8 of the Loan Agreement is hereby deleted in its entirety.

5.                  Rates of Payment. Section 3.1.1(a) is hereby deleted and the following is inserted in its place.

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“3.1.1.       Rates and Payment of Interest.

(a)       The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.”

6.                  Amendment Fee. In order to induce Agent and Lenders to enter into this Second Amendment, Borrowers agree to pay to Agent for the ratable benefit of Lenders an amendment fee of $50,000. Such fee shall be due and payable and shall be deemed fully earned and non-refundable on the Second Amendment Effective Date.

7.                  Representations and Warranties. Borrowers hereby reaffirm each of the warranties and representations contained in the Loan Agreement and the Loan Documents as if each such representation and warranty were made on the date hereof. Further, Borrowers represent and warrant to Agent and Lenders that as of the date hereof, there are no existing and continuing Defaults or Events of Default

8.                  Conditions Precedent. This Second Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(i)                 Borrowers, Guarantor, Agent and Lenders shall have executed and delivered to each other this Second Amendment;

(ii)               Each Borrower shall have delivered to Agent a Certificate of Secretary of such Borrower, together with true and correct copies of the Certificate of Incorporation and By-laws, or the Articles of Organization and Operating Agreement, of such Borrower, true and correct copies of the Resolutions of the Board of Directors or the Sole Manager of such Borrower authorizing or ratifying the execution, delivery, and performance of this Second Amendment, and the names of the officers of such Borrower authorized to sign this Second Amendment, together with a sample of the true signature of each such officer; and

(iii)             Each Borrower shall have paid to the Agent for the ratable benefit of Lenders the amendment fee referred to in Section 6 of this Second Amendment.

The date on which each of such conditions precedent are satisfied or waived is hereinafter referred to as the Second Amendment Effective Date.

9.                  Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

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10.              Governing Law. This Second Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

11.              Counterparts. This Second Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as a Borrower By: /s/ Christopher Micklas Name: Christopher Micklas Title: Chief Financial Officer, Treasurer and Secretary
PFI, LLC, as a Borrower By: /s/ James L. Pokluda III Name: James L. Pokluda III Title: President and Chief Executive Officer
BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ Ajay S. Jagsi Name: Ajay S. Jagsi Title: Vice President
ACCEPTED AND AGREED to this 12th day of March, 2019: HOUSTON WIRE & CABLE COMPANY, as Guarantor By: /s/ James L. Pokluda III Name: James L. Pokluda III Title: President and Chief Executive Officer

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